Exhibit 3.9

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:28 PM 01/30/2020
FILED 12:28 PM 01/30/2020
SR 20200673697 - File Number 3055808

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ALLIANCE RESOURCE OPERATING PARTNERS, L.P.

This Certificate of Amendment to the Certificate of Limited Partnership of Alliance Resource Operating Partners, L.P., a Delaware limited partnership (the “Partnership”) is executed and filed pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, by MGP II, LLC, a Delaware limited liability company, and Alliance Resource Partners, L.P., a Delaware limited partnership (collectively, the “General Partners”), as general partners of the Partnership. The General Partners DO HEREBY CERTIFY as follows:

1.	The name of the limited partnership is Alliance Resource Operating Partners, L.P.

2.

The Certificate of Limited Partnership of the Partnership is hereby amended to reflect the withdrawal of Alliance Resource GP, LLC and Alliance Resource Management GP, LLC as general partners of the Partnership and the addition of MGP II, LLC, a Delaware limited liability company, and Alliance Resource Partners, L.P., a Delaware limited partnership, as general partners of the Partnership, by deleting Item 3 of the Certificate of Limited Partnership in its entirety and adding the following:

3.	The names and business addresses of the General Partners are as follows:

General Partners
Address

MGP II, LLC	1717 South Boulder Ave., Suite 400
Tulsa, Oklahoma 74119

Alliance Resource Partners, L.P.	1717 South Boulder Ave., Suite 400
Tulsa, Oklahoma 74119

[Signature Page Follows]

IN WITNESS WHEREOF, the General Partners have executed this Certificate of Amendment to the Certificate of Limited Partnership of Alliance Resource Operating Partners, L.P. as of the 30th day of January, 2020.

GENERAL PARTNERS:

MGP II, LLC

By:	/s/ R. Eberley Davis
R. Eberley Davis, Senior Vice President
General Counsel and Secretary

ALLIANCE RESOURCE PARTNERS, L.P.
By: Alliance Resource Management GP, LLC, its general partner

By:	/s/ R. Eberley Davis
R. Eberley Davis, Senior Vice President
General Counsel and Secretary